First Amendment

to the

Master Services Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

This first amendment (“Amendment”) to the Master Services Agreement dated December 21, 2016 (“Agreement”) between Capitol Series Trust and Ultimus Fund Solutions, LLC (collectively the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1.	Section 8.3.G. “Liquidation” of the Agreement is deleted and replaced with the following:

G. Liquidation. Upon termination of this Agreement due to the liquidation of the Trust or a Fund, Ultimus shall be entitled to collect from the Trust, (1) the compensation described in each applicable Fee Letter through the date of termination and the Early Termination Fee as set forth in Section 8.3D, (2) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including without limitation, the delivery to the Trust or its designees the Trust’s property, records, instruments, and documents, and (3) a reasonable liquidation fee as mutually agreed to by the parties.

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The parties duly executed this Amendment as of October 1, 2017.

	Capitol Series Trust		Ultimus Fund Solutions, LLC

By:		By:
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler – Capitol Series Trust

Ultimus Master Services Agreement – First Amendment

October 1, 2017

AMENDED SCHEDULE A

to the

Master Services Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

Dated December 21, 2016

FUNDS

Hedeker Strategic Appreciation Fund

Fuller & Thaler Behavioral Small-Cap Equity Fund

The parties hereto have executed this Amended Schedule A as of October 1, 2017.

	CAPITOL SERIES TRUST		ULTIMUS FUND SOLUTIONS, LLC

By:		By:
Matthew J. Miller		Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler – Capitol Series Trust

Ultimus Master Services Agreement – First Amendment

October 1, 2017

Fund Accounting Addendum

For

Capitol Series Trust

This Fund Accounting Addendum dated October 1, 2017, is between Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement (the “Funds”) dated December 21, 2016, and Ultimus Fund Solutions, LLC (“Ultimus”).

Fund Accounting Services

1.	Performance of Daily Accounting Services

Ultimus shall perform the following accounting services daily for each Fund, each in accordance with the Fund’s prospectus and statement of additional information:

1.1.	calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.	obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund’s investment adviser or its designee, as approved by the Trust’s Board of Trustees (hereafter referred to as “Board”);

1.3.	verify and reconcile with the Funds’ custodian cash and all daily activity;

1.4.	compute, as appropriate, each Fund’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;

1.5.	review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and/or yields to NASDAQ and such other entities as directed by the Fund;

1.6.	determine unrealized appreciation and depreciation on securities held by the Funds;

1.7.	accrue income of each Fund;

1.8.	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

1.9.	update fund accounting system to reflect rate changes, as received/obtained by Ultimus, on variable interest rate instruments;

1.10.	record investment trades received in proper form from the Fund or its authorized agents on the industry standard T+1 basis;

Fuller & Thaler – Capitol Series Trust

Fund Accounting Addendum

October 1, 2017

1.11.	calculate Fund expenses based on instructions from the Fund’s administrator;

1.12.	accrue expenses of each Fund;

1.13.	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

1.14.	provide accounting reports in connection with the Trust’s regular annual audit and other audits and examinations by regulatory agencies;

1.15.	provide such periodic reports as agreed to by the parties;

1.16.	prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals, (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.17.	provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

1.18.	assist the Fund Company’s independent registered public accounting firms with the preparation and filing of the Fund Company’s tax returns. Ultimus will also research and calculate the qualified dividend rate for income and short term capital gain distributions and assist in the production of supplemental tax information letters for each Fund, if applicable; and

1.19.	cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, to ensure that all necessary information is made available to, the Trust’s independent public accountants in connection with any audit or the preparation of any report requested by the Trust.

2.	Additional Accounting Services

Ultimus shall also perform the following additional accounting services for each Fund.

2.1.	Financial Statements. Ultimus will provide monthly (or as frequently as may reasonably be requested by the Trust or a Fund’s investment adviser) a set of Financial Statements for each Fund. For purposes of this Fund Accounting Addendum, “Financial Statements” include the following: (A) Statement of Assets and Liabilities; (B) Statement of Operations; (C) Statement of Changes in Net Assets; (D) Security Purchases and Sales Journals; and (E) Fund Holdings Reports.

Fuller & Thaler – Capitol Series Trust

Fund Accounting Addendum

October 1, 2017

2.2.	Other Information. Provide accounting information for the following:

(A)	federal and state income tax returns and federal excise tax returns;

(B)	the Trust’s quarterly and semiannual reports with the SEC on Form N-Q, Form N-SAR and Form N-CSR;

(C)	registration statements on Form N-1A and other filings relating to the registration of shares;

(D)	Ultimus’ monitoring of the Trust’s status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (the “Internal Revenue Code”);

(E)	annual audit by the Trust’s independent accountants; and

(F)	examinations performed by the SEC.

2.3.	Other Services

(A)	as appropriate, compute the Trust’s yields, total return, expense ratios, and portfolio turnover rate, and any other financial ratios required by regulatory filings.

3.	Special Reports and Services

3.1.	Ultimus may provide additional special reports upon the request of the Trust or a Fund’s investment adviser. which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

3.2.	Ultimus may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

3.3.	For special cases, the parties hereto may amend the procedures or services set forth in this Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the Trust does not conflict with or violate any requirements of its Agreement and Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

Fuller & Thaler – Capitol Series Trust

Fund Accounting Addendum

October 1, 2017

4.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Accounting Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

The parties duly executed this Fund Accounting Addendum dated October 1, 2017

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of all Fuller & Thaler Funds listed on
Schedule A
to the Master Services Agreement

By:		By:
Name:	Matthew Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.
By:
Name:	Ed Stubbins
Title:	Partner

Fuller & Thaler – Capitol Series Trust

Fund Accounting Addendum

October 1, 2017

Fund Accounting Fee Letter

For

Capitol Series Trust

This Fee Letter dated October 1, 2017, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement (the “Funds”), dated December 21, 2016, and the Fund Accounting Addendum dated October 1, 2017.

1.	Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

1.1.	Asset based fee of*:

Average Daily Net Assets	Asset Based Fee
First $100 million	0.04%
$100 million to $250 million	0.02%
$250 million to $500 million	0.01%
In excess of $500 million	0.005%

*	Asset based fee is calculated using the average daily net assets for all fund portfolios included in Schedule A to the Master Services Agreement.

Annual basis point fees are subject to the following annual minimums per initial CUSIP of each fund**:

Initial CUSIP	$23,000
First additional CUSIP of an existing fund	$1,750
Each additional CUSIP of an existing fund	$5,000

**	New funds are subject to a 50% discount on annual minimums for an initial period of one year following the inception date of the fund.

1.2.	Multi-Manager: For Multi-Manager funds, Ultimus charges a fee of $500 per month per manager.

1.3.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Trust agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Portfolio Price Quotation and Performance Reporting

The Fund will reimburse Ultimus for the costs of Portfolio Price Quotation and Performance Reporting (including After-Tax Performance Reporting).

3.	Monthly Per Trade Fee

The fees, as described above, allow the Fund to execute up to 1000 portfolio trades (i.e., purchases and sales) per month without additional fees. Portfolio trades related to investor investments and redemptions do not count toward the 1000 threshold. For portfolio trades in excess of this amount, Ultimus will charge the Fund $5.00 for each such portfolio trade.

4.	Out-Of-Pocket Expenses

In addition to the above fees, each Fund will reimburse Ultimus for the costs of the daily portfolio-price-quotation services utilized by such Fund.

5.	Term

5.1.	Initial Term. This Fee Letter shall continue in effect for three years from the date of this Fee Letter (the “Initial Term”).

5.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”).

6.	Renewal Term Fee Increases

After the Initial Term, Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)1; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. The maximum fee increase shall not be greater than 3% per year. For the avoidance of doubt, the first potential fee increase can take effect on April 1, 2021.

7.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

Signatures are located on the next page.

[1]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Fuller & Thaler – Capitol Series Trust

Fund Accounting Fee Letter	Page 2 of 3

October 1, 2017

The parties duly executed this Fund Accounting Fee Letter as of October 1, 2017.

Capitol Series Trust	Ultimus Fund Solutions, LLC
On behalf of all Fuller & Thaler Funds
listed on Schedule A
to the Master Services Agreement

By:		By:
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:
Name:	Ed Stubbins
Title:	Partner

Fuller & Thaler – Capitol Series Trust

Fund Accounting Fee Letter	Page 3 of 3

October 1, 2017

Fund Administration Addendum

For

Capitol Series Trust

This Addendum, dated October 1, 2017 is between Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed in Schedule A to the Master Services Agreement (the “Funds”) dated December 21, 2016, and Ultimus Fund Solutions, LLC (“Ultimus”).

Fund Administration Services

1.	Regulatory Reporting

Ultimus shall provide the Trust with regulatory reporting services, including:

1.1.	prepare, in consultation with Trust counsel, and supervise the filing of annual updates to prospectuses and statements of additional information in the Trust’s registration statements;

1.2.	prepare and file with the SEC (i) the reports for the Trust on Forms N-CSR, N-Q and N-SAR, (ii) Form N-PX, and (iii) all required notices pursuant to Rule 24f-2 under the 1940 Act;

1.3.	prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust’s shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares; and

1.4.	cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, to ensure that the necessary information is made available to the SEC or any other regulatory authority in connection with any regulatory audit of the Trust or any Fund.

2.	Shareholder Communications

Ultimus shall develop and prepare, with the assistance of the Trust’s investment adviser(s) and other service providers, communications to shareholders, including the annual and semiannual reports to shareholders, coordinate the printing and mailing of prospectuses, notices and other reports to Trust shareholders.

3.	Corporate Governance

Ultimus shall provide the following services to the Trust and its Funds:

3.1.	provide individuals reasonably acceptable to the Trust’s Board of Trustees (the “Board”) to serve as officers of the Trust, who will be responsible for the management of certain of the Trust’s affairs as determined and under supervision by the Board;

3.2.	coordinate the acquisition of and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Board; and

3.3.	coordinate meetings of, prepare materials for, attend and write minutes of the Board’s quarterly meetings.

4.	Other Services

Ultimus shall provide all necessary office space, equipment, personnel, and facilities for handling the affairs of the Trust; and shall provide such other services as the Trust may reasonably request that Ultimus perform consistent with its obligations under the Master Services Agreement and this Fund Administration Addendum:

4.1.	administer contracts on behalf of the Trust with, among others, the Trust’s investment adviser(s), distributor, custodian, transfer agent and fund accountant;

4.2.	assist the Trust, each Fund’s investment adviser(s) and the Trust’s Chief Compliance Officer in monitoring the Trust and its Funds for compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Trust’s or any Fund’s then current prospectus or statement of additional information;

4.3.	perform all reasonable and customary administrative services and functions of the Trust to the extent such administrative services and functions are not provided to the Trust by other agents of the Trust;

4.4.	furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust, as the Trust and Ultimus shall determine desirable;

4.5.	prepare and maintain the Trust’s operating budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;

4.6.	prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

4.7.	assist the Fund Company’s independent registered public accounting firms with the preparation and filing of the Fund Company’s tax returns;

4.8.	research and calculate the qualified dividend rate for income and short term capital gain distributions and assist in the production of supplemental tax information letters for each Fund, if applicable;

4.9.	advise the Trust and its Board on matters concerning the Trust and its affairs including making recommendations regarding dividends and distributions;

4.10.	administer all disbursements for a Fund; and

4.11.	upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers and EDGAR providers.

For special cases, the parties hereto may amend the procedures or services set forth in this Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the Trust does not conflict with or violate any requirements of its Agreement and Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

Fuller & Thaler – Capitol Series Trust
Fund Administration Addendum
October 1, 2017	Page 2 of 3

5.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

6.	Legal Representation

Notwithstanding any provision of the Master Services Agreement or this Fund Administration Addendum to the contrary, Ultimus will not be obligated to provide legal representation to the Trust or any Fund, including through the use of attorneys that are employees of Ultimus. The Trust acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and rely on outside counsel retained by the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Trust, any information provided to Ultimus attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

The parties duly executed this Fund Administration Addendum as of October 1, 2017.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement

By:		By:
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:
Name:	Ed Stubbins
Title:	Partner

Fuller & Thaler – Capitol Series Trust
Fund Administration Addendum
October 1, 2017	Page 3 of 3

Fund Administration Fee Letter

For

Capitol Series Trust

This Fee Letter dated October 1, 2017, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed in Schedule A to the Master Services Agreement (the “Funds”) dated December 21, 2016, and the Fund Administration Addendum dated October 1, 2017.

1.	Fees

1.1.	For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

Average Daily Net Assets*	Administration Fee
First $100 million	0.08%
From $100 million to $250 million	0.06%
From $250 million to $1 billion	0.03%
In excess of $1 billion	0.015%

*	Asset based fee is calculated using the average daily net assets for all fund portfolios included in Schedule A to the Master Services Agreement.

Annual basis point fees are subject to the following annual minimums per initial CUSIP of each fund**:

First CUSIP	$25,000
First additional CUSIP of an existing fund	$1,750
Each additional CUSIP of an existing fund	$5,000

**	New funds are subject to a 50% discount on annual minimums for an initial period of one year following the inception date of each fund.

1.2.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Trust or Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Out-Of-Pocket Expenses

In addition to the above fees, the Trust will reimburse Ultimus for certain out-of-pocket expenses incurred on the Trust’s behalf, including but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust (or, with respect to a Fund, its investment adviser). The Trust will be responsible for its normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Trust’s public documents, and fees and expenses of the Trust’s other vendors and providers.

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect for three years from the date of this Fee Letter (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”).

4.	Fee Increases

After the Initial Term, Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)2; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. The maximum fee increase shall not be greater than 3% per year. For the avoidance of doubt, the first potential fee increase can take effect on April 1, 2021.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

The parties duly executed this Fund Administration Fee Letter dated October 1, 2017.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement

By:		By:
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:
Name:	Ed Stubbins
Title:	Partner

[2]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Fuller & Thaler – Capitol Series Trust
Fund Administration Fee Letter
October 1, 2017	Page 2 of 2

Transfer Agent and Shareholder Services Addendum

For

Capitol Series Trust

This Addendum, dated October 1, 2017, is between Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement (the “Funds”) dated December 21, 2016 and Ultimus Fund Solutions, LLC (“Ultimus”).

Transfer Agent and Shareholder Services

1.	Shareholder Transactions

Ultimus shall provide the Trust with shareholder transaction services, including:

1.1.	process shareholder purchase, redemption, exchange, and transfer orders in accordance with conditions set forth in the applicable Fund’s prospectus(es) applying all applicable redemption or other miscellaneous fees;

1.2.	set up of account information, including address, account designations, dividend and capital gains options, taxpayer identification numbers, banking instructions, automatic investment plans, systematic withdrawal plans and cost basis disposition method,

1.3.	assist shareholders making changes to their account information included in 1.2;

1.4.	issue trade confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

1.5.	issue quarterly statements for shareholders, interested parties, broker firms, branch offices and registered representatives;

1.6.	act as a service agent and process income dividend and capital gains distributions, including the purchase of new shares, through dividend reimbursement and appropriate application of backup withholding, non-resident alien withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding;

1.7.	record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Fund which are authorized, based upon data provided to it by the Trust, and issued and outstanding;

1.8.	perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the “Lost Shareholder Rules”);

1.9.	provide cost basis reporting to shareholders on covered shares (shares purchased after 1/1/2012), as required;

1.10.	withholding taxes on non-resident alien accounts, pension accounts and in accordance with state requirements;

1.11.	produce, print, mail and file U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for shareholders;

1.12.	administer and perform all other customary services of a transfer agent, including, but not limited to, answering routine customer inquiries regarding shares; and

Fuller & Thaler – Capitol Series Trust
Transfer Agent and Shareholder Services Addendum
October 1, 2017	Page 1 of 4

1.13.	process all standing instruction orders (Automatic Investment Plans (“AIPs”) and Systematic Withdrawal Plan (“SWPs”)) including the debit of shareholder bank information for automatic purchases.

2.	Shareholder Information Services

Ultimus shall provide the Trust with shareholder information services, including:

2.1.	make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information;

2.2.	produce detailed history of transactions through duplicate or special order statements upon request;

2.3.	provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders; and

2.4.	respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

3.	Compliance Reporting

3.1.	AML Reporting. Ultimus agrees to provide anti-money laundering services to the Trust’s direct shareholders and to operate the Trust’s customer identification program for these shareholders, in each case in accordance with the written procedures developed by Ultimus and adopted or approved by the Trust’s Board of Trustees (the “Board”) and with applicable law and regulations.

3.2.	Regulatory Reporting. Ultimus agrees to provide reports to the federal and applicable state authorities, including the SEC, and to the Funds’ Auditors. Applicable state authorities are those governmental agencies located in states in which the Fund is registered to sell shares.

3.3.	IRS Reporting. Ultimus will prepare and distribute appropriate Internal Revenue Service (“IRS”) forms for shareholder income and capital gains (including the calculation of qualified income), sale of fund shares, distributions from retirement accounts and education savings accounts, fair market value reporting on IRAs, contributions, rollovers and conversions to IRAs and education savings accounts and required minimum distribution notifications and issue tax withholding reports to the IRS.

3.4.	Market Timing Reports. Ultimus will provide quarterly market timing reports for each Fund.

3.5.	Pay-to-Play Reports. Ultimus will provide quarterly reporting for Fund accounts subject to pay-to-play rules.

4.	Dealer/Load Processing

For each fund with a share class that charges a sales load (either front-end or back-end), Ultimus will:

4.1.	provide reports for tracking rights of accumulation and purchases made-under a Letter of Intent;

4.2.	account for separation of shareholder investments from transaction sale charges for purchase of Fund shares;

4.3.	calculate fees due under Rule 12b-1 plans for distribution and marketing expenses;

Fuller & Thaler – Capitol Series Trust
Transfer Agent and Shareholder Services Addendum
October 1, 2017	Page 2 of 4

4.4.	track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases; and

4.5.	applying appropriate Front End Sales Load (“FESL”) breakpoint and Contingent Deferred Sales Charges (“CDSCs”) automatically during trade processing.

5.	Shareholder Account Maintenance

For each direct shareholder account, Ultimus agrees to perform the following services:

5.1.	maintain all shareholder records for each account in each Fund;

5.2.	as dividend disbursing agent, on or before the payment date of any dividend or distribution, notify the Fund’s custodian of the estimated amount of cash required to pay such dividend or distribution; prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and in the case of shareholders entitled to receive additional shares of the Fund by reason of any such dividend or distribution, make appropriate credit to their respective accounts and prepare and mail to such shareholders a confirmation statement with respect to such shares;

5.3.	issue customer statements on a scheduled cycle, and provide duplicate second and third party copies if required;

5.4.	record shareholder account information changes; and

5.5.	maintain account documentation files for each shareholder.

6.	Other Services

6.1.	Ultimus shall perform other services for the Trust that are mutually agreed upon in a writing signed by the parties for mutually agreed fees, if any, and all out-of-pocket expenses incurred by Ultimus; provided, however that the Trust may retain third parties to perform such other services. These services may include performing internal audit examination; mailing the annual reports of the Fuds; preparing an annual list of shareholders; and mailing notices of shareholders’ meetings, proxies, and proxy statements.

6.2.	For special cases, the parties hereto may amend the procedures or services set forth in this Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the Trust does not conflict with or violate any requirements of its Agreement and Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

7.	National Securities Clearing Corporation Processing

Ultimus will:

7.1.	process accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (the “NSCC”) on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by Ultimus by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by Ultimus;

Fuller & Thaler – Capitol Series Trust
Transfer Agent and Shareholder Services Addendum
October 1, 2017	Page 3 of 4

7.2.	issue instructions to each Fund’s custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants);

7.3.	provide account and transaction information from the affected Trust’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and

7.4.	maintain shareholder accounts through Networking.

8.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Transfer Agent and Shareholder Services Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

The parties duly executed this Transfer Agent and Shareholder Services Addendum as of October 1, 2017.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement

By:		By:
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:
Name:	Ed Stubbins
Title:	Partner

Fuller & Thaler – Capitol Series Trust
Transfer Agent and Shareholder Services Addendum
October 1, 2017	Page 4 of 4

Transfer Agent and Shareholder Services Fee Letter

For

Capitol Series Trust

This Fee Letter dated October 1, 2017, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust’’), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement (the “Fund”) dated December 21, 2016, and the Transfer Agent and Shareholder Services Addendum dated October 1, 2017.

1.	Fees

1.1.	For the Transfer Agent and Shareholder Services provided under the Transfer Agent and Shareholder Services Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

Annual basis point fees are subject to the following minimums per initial CUSIP:
First CUSlP	$18,250 per fund
First additional CUSIP of an existing fund	$1,750
Each additional CUSIP of an existing fund	$5,000

Annual basis point fees are subject to the following annual minimums per initial CUSIP of each fund:

Annual fee per open shareholder account:
Direct Accounts	$16 per account
NSCC Fund/Serve Accounts	$12 per account
IRA Maintenance Fee (if applicable)	Additional $15 per account
Annual fee per closed shareholder account	$0 per closed account
Web Inquiry and Transaction Access (if applicable)
Initial Set-up	$2,500 per fund
Annual Fee (for Web Inquiry and Transaction Access)	$4,800 per fund with a $9,600 fund family minimum
Annual Fee (for Web Inquiry Access Only)	$3,600 per fund

1.2.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Out-Of-Pocket Expenses

In addition to the above fees, each Fund will reimburse Ultimus or pay directly certain out-of-pocket expenses incurred on the Fund’s behalf, including but not limited to, postage, confirmations, statements, printing, telephone lines, Internet access fees, bank service charges, fund specific Fund/Serv and Networking costs, and other industry standard transfer agent expenses.

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect for three years from the date of this Fee Letter (the “lnitial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”).

4.	Fee Increases

After the Initial Term, Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)3; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. The maximum fee increase shall not be greater than 3% per year. For the avoidance of doubt, the first potential fee increase can take effect on April 1, 2021.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

Signatures are located on the next page.

[3]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

2 of 3

Fuller & Thaler – Capitol Series Trust

October 1, 2017

Transfer Agent and Shareholder Services Fee Letter

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated October 1, 2017.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of all Fuller & Thaler Funds
listed on Schedule A
to the Master Services Agreement

By:		By:
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.
By:
Name:	Ed Stubbins
Title:	Partner

3 of 3

Fuller & Thaler – Capitol Series Trust

October 1, 2017

Transfer Agent and Shareholder Services Fee Letter

First Amendment

to the

Compliance Consulting Agreement

Between Capitol Series trust

and

Ultimus Fund Solutions, LLC

This first amendment (“Amendment”) to the Compliance Consulting Agreement (“Agreement”) dated December 21, 2016 is made by and between Capitol Series Trust and Ultimus Fund Solutions, LLC (collectively the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform and fulfill the promises, conditions, and agreements described below:

1.	The first paragraph of the Agreement is deleted and replaced with the following:

THIS AGREEMENT is made as of the 21st day of December, 2016, by and between Capitol Series Trust (the “Trust”), an Ohio business trust on behalf of the Funds listed on Schedule A to the Agreement and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the State of Ohio.

The parties hereto have executed this Amendment to the Agreement as of October 1, 2017.

CAPITOL SERIES TRUST		ULTIMUS FUND SOLUTIONS, LLC

By:		By:
Matthew J. Miller		Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

AMENDED SCHEDULE A

to the

Compliance Consulting Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

Dated December 21, 2016

Fund(s)

Hedeker Strategic Appreciation Fund

Fuller & Thaler Behavioral Small-Cap Equity Fund

The parties hereto have executed this Amended Schedule A as of October 1, 2017.

CAPITOL SERIES TRUST		ULTIMUS FUND SOLUTIONS, LLC

By:		By:
Matthew J. Miller		Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Compliance Consulting Services Fee Letter

for

Capitol Series Trust

on behalf of the

Fuller & Thaler Funds listed on Schedule A

to the

Compliance Consulting Agreement

This Fee Letter dated October 1, 2017, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Agreement (the “Fund(s)”), pursuant to the Compliance Consulting Agreement dated December 21, 2016 (the “Agreement”).

1.	Fees

1.1.	For the Services provided under the Agreement, Ultimus shall be entitled to receive an annual fee of $6,000 from each Fund listed on Schedule A, to be paid on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree.

1.2.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s or the Fund’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Out-Of-Pocket Expenses

In addition to the above fees, the Fund will reimburse Ultimus for or pay directly certain out-of-pocket expenses incurred on the Trust’s behalf, including but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust.

3.	Term

3.2.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated by either party as provided under Section 5 of the Agreement, until the expiration of the Agreement’s Initial Term (the “Initial Term”).

3.3.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall renew for successive 1-year periods (each a “Renewal Term”) subject to annual approval of such continuance by the Board, including the approval of a majority of the Trustees of the Trust who are not interested persons of the Trust or of Ultimus by vote cast in person at a meeting called for the purpose of voting on such approval.

4.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all parties.

The parties duly executed this Amendment as of October 1, 2017.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of the
Fuller & Thaler Funds listed on
Schedule A of the Agreement

By:		By:
Name:	Matthew Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:
Name:	Ed Stubbins
Title:	Partner

Fuller & Thaler – Capitol Series Trust

Compliance Consulting Agreement – Fee Letter

October 1, 2017